                                                                    EXHIBIT 99.1

NEWS                                                     FOR FURTHER INFORMATION
FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE


                   FOREST OIL ANNOUNCES 2001 FINANCIAL RESULTS

DENVER, COLORADO - FEBRUARY 13, 2002 - Forest Oil Corporation (NYSE:FST) (Forest) reported today pro forma net earnings, as adjusted for unusual and non-recurring items, of $143.4 million or $3.01 per basic share for the year ended December 31, 2001, compared to pro forma net earnings of $136.8 million or $2.86 per basic share in the corresponding 2000 period. Without pro forma adjustments, earnings were $103.7 million or $2.18 per basic share for 2001 compared to $130.6 million or $2.73 per share in 2000.

Robert S. Boswell, Chairman and Chief Executive Officer of Forest, stated "2001 was a year of significant accomplishments for Forest Oil Corporation on a number of fronts. We discovered 445 BCFE and replaced 259% of 2001 production in North America at a cost of $1.27 per MCFE. During the year, we also completed the integration of a significant merger, began repositioning our asset portfolio and made important changes to our management team. These accomplishments, combined with high hydrocarbon prices, enabled Forest to achieve record cash flows. Most importantly, our net asset value per share grew for the fifth straight year. In 2001, we accomplished this while selling $153 million in assets, repurchasing
2.07 million shares of our common stock, decreasing our leverage to 39% debt to book capitalization, and increasing our liquidity to an amount in excess of $500 million at December 31, 2001.

"2002 will be a year of challenges with the expectation for significantly lower hydrocarbon prices. Accordingly, we have designed our 2002 business plan to conserve capital, maintain investment returns and contribute to the continued growth of our net asset value per share. Even with the current price environment, we believe that we will be able to deliver significant accomplishments in 2002 and position Forest for further growth in 2003."

For the quarter ended December 31, 2001, Forest reported pro forma net earnings of $4.8 million or $.10 per basic share compared to pro forma net earnings of $54.1 million or $1.13 per basic share in the fourth quarter of 2000. Without pro forma adjustments, Forest reported a net loss of $29.7 million or $.63 per basic share for the fourth quarter of 2001 compared to net earnings of $55.5 million or $1.16 per share for the fourth quarter of 2000.

A reconciliation of reported net earning (loss) to pro forma net earnings is shown below.

                                                               Year Ended          Three Months Ended
                                                              December 31,            December 31,
                                                          --------------------     -----------------
                                                            2001        2000        2001       2000
                                                          --------     -------     ------     ------
                                                                           (in millions)
Net earnings (loss)                                       $  103.7       130.6      (29.7)      55.5
Merger-related expenses (1)                                    9.8        31.6        1.6       31.6
Executive termination (2)                                      1.3        --          1.3       --
Impairments of oil and gas properties (3)                     18.1         5.9       18.1        5.9
Writedown of marketing contract value (4)                      3.2        --          3.2       --
Reserve for Enron receivables (5)                              8.3        --          8.3       --
Writeoff of Enron derivative contracts (6)                     2.3        --          2.3       --
Foreign currency translation loss (gain) (7)                   7.9         7.1         .1        (.5)
Unrealized loss (gain) on derivative instruments (8)           (.4)       --          4.3       --
                                                          --------     -------     ------     ------
  Net earnings before income taxes and
    extraordinary item                                       154.2       175.2        9.5       92.5
Income tax effects of adjustments (9)                        (16.4)       (3.1)      (7.9)      (3.1)
Merger-related income tax credit (10)                         --         (35.3)      --        (35.3)
                                                          --------     -------     ------     ------
  Earnings before extraordinary item                         137.8       136.8        1.6       54.1
Extraordinary loss on extinguishment of
  debt, net of tax (11)                                        5.6        --          3.2       --
                                                          --------     -------     ------     ------
Pro forma net earnings                                    $  143.4       136.8        4.8       54.1
                                                          ========     =======     ======     ======

-------------------
(1) Costs incurred to complete the merger with Forcenergy Inc ("Forcenergy"). During the fourth quarter of 2001, these amounts include termination benefits for a former Forcenergy operations executive.

(2) General and administrative expense recorded in the fourth quarter of 2001 related to termination benefits for a former Forest operations executive.

(3) Impairments of non-productive non-North American properties. In 2001, the costs relate primarily to an unsuccessful well in Albania ($10 million).

(4) Impairment of marketing contracts related to the netback pool administered by ProMark, a wholly owned subsidiary engaged in gas marketing in Canada. The book value of the contracts was adjusted downward to more closely match the estimated discounted net present value of cash flows from the contracts.

(5) Miscellaneous expense includes a reserve for 100% of receivables due from Enron for physical sales of natural gas.

(6) Realized gains on derivatives were reduced by a writeoff of 100% of the asset value of derivative contracts where Enron was the counterparty.

(7) Effects of foreign currency translation relating to the senior subordinated notes issued by Canadian Forest Oil, Ltd.

(8) Amounts recorded for mark-to-market valuation of derivative instruments that are ineffective hedges under FAS 133.

(9) Income tax effects, if applicable, at the effective tax rates recorded during the periods.

(10) Adjustment to reduce the valuation allowance for deferred tax assets following the merger with Forcenergy.

(11) Payments in excess of carrying value of debt securities retired during the period, net of related income tax effects.

COMPARATIVE FINANCIAL AND PRODUCTION DATA

The following table sets forth certain of Forest's financial and production statistics for the year and three months ended December 31, 2001 and 2000:

                                                        Year Ended                    Three Months Ended
                                                       December 31,                      December 31,
                                               ---------------------------      ---------------------------
                                                2001        2000    Change       2001        2000    Change
                                               ------      ------   ------      ------      ------   ------
Daily natural gas production (MMCF):
  United States                                266.9       279.5     (5)%        239.6       295.6    (19)%
  Canada                                        30.1        31.5     (4)%         33.0        28.2     17%
  Total                                        297.0       311.0     (5)%        272.6       323.8    (16)%

Daily liquids production (MBBLS):
  United States                                 25.3        27.0     (6)%         26.9        26.4      2%
  Canada                                         3.7         4.2    (12)%          3.7         4.2    (12)%
  Total                                         29.0        31.2     (7)%         30.6        30.6     --

Net daily production (MMCFE)                   471.2       498.4     (6)%        456.2       507.4    (10)%

Total production (BCFE)                        172.0       182.4     (6)%         42.0        46.7    (10)%

Production revenue (millions) (1)            $   715         625     14%       $   124         191    (35)%

Average gas sales price ($/MCF) (1)          $  4.32        3.23     34%       $  2.79        4.21    (34)%

Average liquids sales price ($/BBL) (1)      $ 23.31       22.46      4%       $ 19.23       23.21    (17)%

Cash flow before working capital
  changes, net of  pro forma
  adjustments (millions)                    $    464         393     18%            58         122    (52)%

EBITDA (millions) (2)                       $    515         454     13%       $    70         142    (51)%

Long-term debt (millions)                   $    594         622     (5)%      $   594         622     (5)%

Shareholders' equity (millions)             $    924         859      8%       $   924         859      8%

Weighted average shares
  outstanding (millions)                        47.7        46.3      3%          46.7        47.0     (1)%


-------------------

(1)  Includes realized effects of hedging.

(2) Earnings before interest, taxes, depreciation and depletion, net of pro forma adjustments.

                                  2001 RESULTS

The increase in pro forma net earnings for the year ended 2001 compared to 2000 was due primarily to higher oil and natural gas prices, realized gains on derivative instruments and lower interest expense, offset partially by increases in production expense and depreciation and depletion. The decrease in pro forma net earnings for the quarter ended December 31, 2001 compared to the corresponding period in 2000 was due primarily to lower production volumes and prices and higher production expense, offset partially by lower interest expense. All amounts discussed below are stated on a pro forma basis.

Oil and gas sales increased 14% for the year ended December 31, 2001 compared to 2000 primarily as a result of higher product prices. For the quarter ended December 31, 2001, oil and gas sales decreased compared to the corresponding prior year quarter as a result of lower product prices and volumes. Volume decreases were attributable primarily to normal declines and property sales affecting Gulf of Mexico properties.

Lease operating expense for the year and quarter ended December 31, 2001 was $1.08 and $1.18 per MCFE, respectively, compared to $.77 and $.84 per MCFE in the corresponding periods in 2000. The increases in the per-unit rates for the 2001 periods were due primarily to general service cost increases, higher transportation costs, higher ad valorem tax expense and increased workover activity for platform refurbishment in the Gulf of Mexico and pipeline maintenance in Alaska.

General and administrative expense was $.17 and $.20 per MCFE for the year and quarter ended December 31, 2001, respectively, compared to per-unit rates of $.20 and $.21 in the corresponding periods in 2000. The decreases in the rate for the year and quarter were due primarily to higher credits for exploration and development activities due to increased capital spending, higher credits for production operations and operating synergies associated with the merger with Forcenergy Inc ("Forcenergy").

Depreciation and depletion expense was $1.29 and $1.20 per MCFE for the year and quarter ended December 31, 2001, respectively, compared to per-unit rates of $1.15 and $1.24 per MCFE in the corresponding periods in 2000. The increase in the per-unit rates for 2001 compared to 2000 was due primarily to capital spending and higher estimates of future development costs during the first nine months of 2001. The decrease in the per unit rate in the fourth quarter of 2001 was due primarily to lower estimates of future development costs, credits to the full cost pool for fourth quarter property sales and increases to estimated proved reserves.

Interest expense was $49.9 million and $12.1 million for the year and quarter ended December 31, 2001, respectively, compared to $60.3 million and $17.6 million in the corresponding periods in 2000. The decrease was due to lower average debt balances as well as lower rates on variable and fixed rate debt.

There were realized gains on derivative instruments of $13.8 million and $2.0 million for the year and quarter ended December 31, 2001, respectively, because actual prices received for oil and natural gas were, in the aggregate, lower than the prices established in the related derivative contracts. These realized gains on derivative instruments are recorded separately in non-operating income since the instruments do not qualify as hedges under the accounting rules governing hedging activities that were adopted in 2001.

RESERVES AND FINDING COSTS

Forest reported year-end estimated proved reserves of 1,545 BCFE, consisting of 54% natural gas and 46% oil, condensate and natural gas liquids. Forest's pre-tax SEC PV10 value of estimated proved reserves was approximately $1.5 billion calculated based on year-end posted prices of $19.78 per barrel and $2.735 per MMBTU.

The reported proved reserve base results in a three-year compounded annual growth rate for proved reserves of 26% and a three-year weighted average finding, development and acquisition cost of $1.17 per MCFE. Forest replaced 259% of production at a cost of $1.27 per MCFE from the drillbit. These results include all costs relating to frontier and emerging markets.

CAPITAL EXPENDITURES. The following chart summarizes capital expenditures incurred in 2001 (in millions):

                                      United                                  Consolidated
                                      States       Canada     International      Total
                                     --------      ------     -------------   ------------
Exploration                          $  145.9       44.8              33.3       224.0
Development                             322.5       18.1              --         340.6
Acquisitions                              (.2)        .2              --          --
                                     --------       ----              ----       -----
     Gross capital expenditures         468.2       63.1              33.3       564.6

Sales proceeds                         (147.3)       (.5)             (5.1)     (152.9)
                                     --------       ----              ----       -----
     Net capital expenditures        $  320.9       62.6              28.2       411.7
                                     ========       ====              ====       =====

CAPITAL STRUCTURE. In the year ended December 31, 2001, Forest purchased 2,074,300 shares of common stock, or approximately 4.3% of common stock outstanding at the beginning of the year, for approximately $55.8 million. In addition, Forest issued approximately $425 million of Senior Notes in 2001, the proceeds of which were used to repurchase outstanding Senior Subordinated Notes and to repay borrowings under the Senior Credit Facility. At December 31, 2001, the outstanding borrowings under the $600 million Senior Credit Facility were $19 million.

                               TELECONFERENCE CALL

The Company's management will hold a teleconference on Thursday, February 14, 2002 at 11:00 a.m. Eastern Standard Time. If you would like to participate, please call toll-free 888/781-5307 (for U.S./Canada) and 706/634-0611 (for International).

A replay will be available from Thursday, February 14th through Friday, February 22nd. You may access the replay by dialing toll free 800/642-1687 (for U.S./Canada) and 706/645-9291 (for International), reservation No. 2853562. Please note that the reservation number is not needed to access the teleconference.


                                    * * * * *


Forest Oil Corporation is engaged in the exploration, acquisition, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas, Alaska and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

February 13, 2002

                                       ###

                             FOREST OIL CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                      December 31,        December 31,
                                                         2001                2000
                                                      -----------         ---------
                                                              (In Thousands)
ASSETS
Current assets:
     Cash and cash equivalents                        $     8,387            14,003
     Accounts receivable                                  134,090           203,245
     Derivative instruments                                31,632                --
     Other current assets                                  27,856            21,580
                                                      -----------         ---------
           Total current assets                           201,965           238,828

Net property and equipment, at cost                     1,516,900         1,359,756

Deferred income taxes                                      43,930           119,300

Goodwill and other intangible assets, net                  13,263            19,412

Other assets                                               20,311            15,082
                                                      -----------         ---------
                                                      $ 1,796,369         1,752,378
                                                      ===========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                 $   209,163           192,200
     Accrued interest                                       7,364            11,436
     Current portion of deferred tax liability             11,154                --
     Other current liabilities                             12,617            36,301
                                                      -----------         ---------
           Total current liabilities                      240,298           239,937

Long-term debt                                            594,178           622,234
Other liabilities                                          21,524            16,376
Deferred income taxes                                      16,426            14,865

Shareholders' equity:
     Common stock                                           4,883             4,840
     Capital surplus                                    1,145,282         1,139,136
     Accumulated deficit                                 (165,824)         (269,567)
     Accumulated other comprehensive gain (loss)           (4,147)          (12,177)
     Treasury stock, at cost                              (56,251)           (3,266)
                                                      -----------         ---------
           Total shareholders' equity                     923,943           858,966
                                                      -----------         ---------
                                                      $ 1,796,369         1,752,378
                                                      ===========         =========

                             FOREST OIL CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                          Three Months Ended                    Years Ended
                                                      ---------------------------        ---------------------------
                                                              December 31,                      December 31,
                                                         2001             2000             2001             2000
                                                      ----------        ---------        ---------        ---------
                                                                  (In Thousands Except Per Share Amounts)
Revenue:
    Marketing and processing                          $   49,586          117,442          303,527          288,133
    Oil and gas sales:
      Gas                                                 69,992          125,501          467,767          368,245
      Oil, condensate and natural gas liquids             54,141           65,338          247,085          256,680
                                                      ----------        ---------        ---------        ---------
           Total oil and gas sales                       124,133          190,839          714,852          624,925
                                                      ----------        ---------        ---------        ---------
              Total revenue                              173,719          308,281        1,018,379          913,058

Operating expenses:
    Marketing and processing                              48,621          116,757          300,062          285,039
    Oil and gas production                                49,645           39,151          186,250          140,218
    General and administrative                             9,482            9,863           30,514           35,580
    Merger and seismic licensing expense                   1,575           31,577            9,836           31,577
    Depreciation and depletion                            51,712           58,742          226,033          212,480
    Impairment of oil and gas properties                  18,072            5,876           18,072            5,876
    Impairment of contract value                           3,239               --            3,239               --
                                                      ----------        ---------        ---------        ---------
              Total operating expenses                   182,346          261,966          774,006          710,770
                                                      ----------        ---------        ---------        ---------
Earnings (loss) from operations                           (8,627)          46,315          244,373          202,288

Other income and expense:
    Other (income) expense, net                            7,724              243            9,592           (1,757)
    Interest expense                                      12,147           17,610           49,910           60,269
    Translation (gain) loss on subordinated debt             106             (536)           7,872            7,102
    Realized (gain) loss on derivative
      instruments, net                                       270               --          (11,556)              --
    Unrealized (gain) loss on derivative
      instruments, net                                     4,329               --             (376)              --
                                                      ----------        ---------        ---------        ---------
              Total other income and expense              24,576           17,317           55,442           65,614
                                                      ----------        ---------        ---------        ---------
Earnings (loss) before income taxes and
   extraordinary item                                    (33,203)          28,998          188,931          136,674

Income tax expense (benefit):
    Current                                                 (356)           1,035            2,365            1,666
    Deferred                                              (6,370)         (27,577)          77,212            4,400
                                                      ----------        ---------        ---------        ---------
                                                          (6,726)         (26,542)          79,577            6,066
                                                      ----------        ---------        ---------        ---------
Net earnings (loss) before extraordinary item            (26,477)          55,540          109,354          130,608

Extraordinary loss on extinguishment of debt              (3,194)              --           (5,611)              --
                                                      ----------        ---------        ---------        ---------
Net earnings (loss)                                   $  (29,671)          55,540          103,743          130,608
                                                      ==========        =========        =========        =========
Earnings (loss) attributable to common stock          $  (29,671)          54,403          103,743          126,440
                                                      ==========        =========        =========        =========


                             FOREST OIL CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                   (continued)

                                                         Three Months Ended             Twelve Months Ended
                                                        ----------------------         ----------------------
                                                              December 31,                   December 31,
                                                         2001            2000           2001            2000
                                                        ------          ------         ------          ------
                                                                  (In Thousands Except Per Share Amounts)
Weighted average number of common
  shares outstanding:
    Basic                                               46,738          47,034         47,674          46,330
                                                        ======          ======         ======          ======
    Diluted                                             46,738          48,201         49,282          47,508
                                                        ======          ======         ======          ======
Basic earnings per common share:
  Earnings (loss) attributable to common
    stock before extraordinary item                    $  (.56)           1.16           2.30            2.73
  Extraordinary loss on extinguishment of debt            (.07)             --           (.12)             --
                                                        ------          ------         ------          ------
  Earnings (loss) attributable to common stock         $  (.63)           1.16           2.18            2.73
                                                        ======          ======         ======          ======
Diluted earnings per common share:
  Earnings (loss) attributable to common
    stock before extraordinary item                    $  (.56)           1.13           2.22            2.66
  Extraordinary loss on extinguishment of debt            (.07)             --           (.11)             --
                                                        ------          ------         ------          ------
  Earnings (loss) attributable to common stock         $  (.63)           1.13           2.11            2.66
                                                        ======          ======         ======          ======


                             FOREST OIL CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                        Years Ended December 31,
                                                                                     -----------------------------
                                                                                         2001               2000
                                                                                     -----------          --------
                                                                                             (In Thousands)
Cash flows from operating activities:
    Net earnings before extraordinary item                                           $   109,354           130,608
    Adjustments to reconcile earnings to net cash provided by
       operating activities:
          Depreciation and depletion                                                     226,033           212,480
          Impairment of oil and gas properties                                            18,072             5,876
          Impairment of contract value                                                     3,239                --
          Amortization of deferred debt costs                                              1,793             1,517
          Translation loss on subordinated debt                                            7,872             7,102
          Unrealized loss on derivative instruments, net                                   1,353                --
          Deferred income tax expense                                                     77,212             4,400
          Stock and stock option compensation                                                595             2,531
          Other, net                                                                         (59)             (372)
          Decrease (increase) in accounts receivable                                      66,358           (97,195)
          Decrease (increase) in other current assets                                     (5,341)            2,983
          Increase in accounts payable                                                    50,241            10,661
          Increase (decrease) in accrued interest and other current liabilities          (58,709)           37,177
                                                                                     -----------          --------
          Net cash provided by operating activities before reorganization item           498,013           317,768

       Decrease in accrued reorganization costs                                               --           (11,236)
                                                                                     -----------          --------
       Net cash provided by operating activities after
          reorganization item                                                            498,013           306,532

Cash flows from investing activities:
    Capital expenditures for property and equipment                                     (569,188)         (389,992)
    Proceeds from sales of assets                                                        152,872            17,304
    Increase in other assets, net                                                         (4,880)           (3,373)
                                                                                     -----------          --------
       Net cash used by investing activities                                            (421,196)         (376,061)

Cash flows from financing activities:
    Proceeds from bank borrowings                                                        766,986           638,407
    Repayments of bank borrowings                                                     (1,080,546)         (690,413)
    Proceeds from issuance of 8% senior notes, net of issuance costs                     420,550                --
    Proceeds from issuance of preferred stock                                                 --            38,800
    Redemption of 8 3/4% senior subordinated notes                                      (131,933)           (7,184)
    Redemption of 10 1/2% senior subordinated notes                                       (9,350)           (3,067)
    Proceeds from the exercise of options and warrants                                     8,430            12,556
    Purchase of treasury stock                                                           (55,803)           (2,818)
    Increase (decrease) in other liabilities, net                                            470            (2,453)
                                                                                     -----------          --------
       Net cash used by financing activities                                             (81,196)          (16,172)

Effect of exchange rate changes on cash                                                   (1,237)               43
                                                                                     -----------          --------
Net decrease in cash and cash equivalents                                                 (5,616)          (85,658)

Cash and cash equivalents at beginning of period                                          14,003            99,661
                                                                                     -----------          --------
Cash and cash equivalents at end of period                                           $     8,387            14,003
                                                                                     ===========          ========
